UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 30, 2007
Back Yard Burgers, Inc.
(Exact name of Registrant as specified in its charter)
Delaware
(State of incorporation or organization)

1-12104 (Commission File Number)	64-0737163 (IRS Employer Identification No.)
1657 N. Shelby Oaks Drive, Suite 105
Memphis, Tennessee 38134-7401
(901) 367-0888
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)
Not applicable
(Former name, former address and former fiscal year, if applicable)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 30, 2007, the Company and Michael G. Webb, the Company’s Chief Financial Officer, entered into an Amended and Restated Retention and Change in Control Agreement (the “Amended and Restated Agreement”) which amends and restates in its entirety that certain Retention and Change in Control Agreement dated as of October 9, 2006 by and between the Company and Mr. Webb. The principal purpose of the Amended and Restated Agreement was to clarify the circumstances under which Mr. Webb is entitled to payments under the Retention and Change in Control Agreement and the amounts of such payments.
The Retention and Change of Control Agreement dated as of October 9, 2006 was filed by the Company as Exhibit 10.31 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Back Yard Burgers, Inc.
Date: July 30, 2007	By:	/s/ Lattimore M. Michael
Lattimore M. Michael
Chief Executive Officer